UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 18, 2004 (Date of earliest event reported)
Wind River Systems, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-21342 (Commission File Number)	94-2873391 (IRS Employer Indentification Number)
	500 Wind River Way, Alameda, California (Address of principal executive offices)	94501 (Zip Code)
Registrant's telephone number, including area code: 510-748-4100

Item 12. Results of Operations and Financial Condition

On May 18, 2004, Wind River Systems, Inc. (the "Registrant") issued a press release announcing its financial results for the three months ended April 30, 2004. The press release did not include certain other financial information that will be filed with the Securities and Exchange Commission as part of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2004. A copy of the press release relating to such announcement, dated May 18, 2004, is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference in its entirety.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Registrant provides non-GAAP net loss and non-GAAP net loss per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP (or pro forma) measures used by other companies. The Registrant's management believes that this presentation of non-GAAP net loss and non-GAAP net loss per share provides useful information to management and investors regarding certain additional financial and business trends relating to the Registrant's financial condition and results of operations.

The information contained in this Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2004	WIND RIVER SYSTEMS, INC. By: /s/ MICHAEL ZELLNER MICHAEL ZELLNER Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX Number Description 99.1 Press Release issued by Wind River Systems, Inc., dated May 18, 2004, reporting the results of operations for the three months ended April 30, 2004